UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2016

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34700 Campus Drive, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

WaferGen Bio-systems, Inc. (“WaferGen”) convened and adjourned a special meeting of stockholders on October 26, 2016 held to consider certain matters relating to WaferGen’s proposed merger with a subsidiary of Takara Bio USA Holdings, Inc. (“Takara Bio USA”). Of the 18,927,726 shares of common stock outstanding and entitled to vote, 11,226,266 votes were represented at the meeting, or approximately 59.31% of the total outstanding, which was sufficient to constitute a quorum. The final results of voting for the only matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 4 – Approval of Adjournment of Special Meeting

WaferGen stockholders approved a proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to obtain additional votes in favor of the proposal to adopt the merger agreement pursuant to which WaferGen would become a wholly owned subsidiary of Takara Bio USA. There were 7,723,969 votes for the adjournment proposal, 3,397,017 votes against the adjournment proposal, 105,280 abstentions and 0 broker non-votes.

Item 8.01. Other Events.

Adjournment of Special Meeting

In connection with stockholder approval of the adjournment proposal described above and as described in the press release filed herewith as Exhibit 99.1, WaferGen adjourned the special meeting of WaferGen stockholders previously scheduled for October 26, 2016. The special meeting will be adjourned to November 15, 2016 at 1:00 p.m., local time, at WaferGen’s offices located at 34700 Campus Drive, Fremont, CA 94555. The record date for the special meeting remains September 15, 2016.

9.01. Financial Statements and Exhibits.
The exhibit required to be filed as a part of this Form 8-K is listed in the Exhibit Index attached hereto and incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K and press release filed as an exhibit hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this Current Report on Form 8-K and press release filed as an exhibit hereto may address the following subjects among others: the holding of the special meeting, statements regarding the anticipated closing of the Takara Bio USA merger agreement, sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage, our expectations regarding our development of future products including single cell analysis technologies and our expectations concerning our competitive position and business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the proxy statement for the special meeting as well as in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

WaferGen has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), as well as other relevant documents concerning the proposed merger with Takara Bio USA. The Proxy Statement was first sent or given to the stockholders of WaferGen on or about September 23, 2016 and a supplement to the Proxy Statement was filed with the SEC on October 18, 2016. These documents contain important information about the merger agreement, its related transactions and other related matters. This communication may be deemed to be solicitation material in respect of the proposed merger with Takara Bio USA. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Copies of documents filed by WaferGen with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the Proxy Statement from WaferGen by going to WaferGen’s Investors page on its corporate website at www.wafergen.com.

Participants in the Solicitation

WaferGen and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding WaferGen’s directors and executive officers is available in the Proxy Statement as is other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: October 27, 2016	By:	/s/ Michael P. Henighan
Name: Michael P. Henighan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 26, 2016, issued by WaferGen Bio-systems, Inc., furnished herewith.